EXHIBIT 99.2
                                                                 ------------






                          -----------------------------

                          AGREEMENT AND PLAN OF MERGER

                          -----------------------------
                                      AMONG

                          HIRE CALLING HOLDING COMPANY

                                       AND

                         HIRE CALLING ACQUISITIONS, INC.

                                       AND

                           SOS STAFFING SERVICES, INC.

                          -----------------------------

                            DATED SEPTEMBER 10, 2003

















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                                Table of Contents

                                                                                                             Page
ARTICLE I             THE MERGER.................................................................................1

         1.01.    Effective Time of the Merger...................................................................1

         1.02.    Closing........................................................................................2

         1.03.    Effects of the Merger..........................................................................2

ARTICLE II            CONVERSION OF SECURITIES...................................................................3

         2.01.    Conversion of Capital Stock....................................................................3

         2.02.    Target Stock Options...........................................................................4

         2.03.    Exchange of Certificates.......................................................................4

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF TARGET...................................................5

         3.01.    Organization of Target.........................................................................6

         3.02.    Target Capital Structure.......................................................................6

         3.03.    Authority, No Conflict, Required Filings and Consents..........................................7

         3.04.    SEC Filings; Financial Statements..............................................................8

         3.05.    No Undisclosed Liabilities.....................................................................9

         3.06.    Absence of Certain Changes or Events..........................................................10

         3.07.    Taxes.........................................................................................10

         3.08.    Tangible Properties...........................................................................11

         3.09.    Intellectual Property.........................................................................11

         3.10.    Agreements, Contracts, and Commitments........................................................14

         3.11.    Litigation....................................................................................15

         3.12.    Environmental Matters.........................................................................15

         3.13.    Regulatory Compliance.........................................................................17

         3.14.    Employee Benefit Plans........................................................................17

         3.15.    Compliance with Laws..........................................................................19

         3.16.    Interested Party Transactions.................................................................19

         3.17.    No Existing Discussions.......................................................................19

         3.18.    No Secured Debt...............................................................................19

         3.19.    Opinion of Financial Advisor..................................................................19

         3.20.    Insurance.....................................................................................20

         3.21.    Employment Matters............................................................................20
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
         3.22     Accounts Receivable.......................................................................... 20

         3.23     Restricted Cash.............................................................................. 20

         3.24     Employee Payments............................................................................ 21

         3.25     Workers Compensation Reserve .................................................................21


ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..........................................21

         4.01.    Organization of Parent and Sub................................................................21

         4.02.    Authority, No Conflict, Required Filings and Consents.........................................21

         4.03.    Ownership and Interim Operations of Sub.......................................................22

         4.04     Disclosure Documents..........................................................................22

         4.05     Financing.....................................................................................22


ARTICLE V             Intentionally Deleted.....................................................................23

ARTICLE VI            Intentionally Deleted.....................................................................23

ARTICLE VII           Intentionally Deleted.....................................................................23

ARTICLE VIII          Conduct of business.......................................................................23

         8.01.    Covenants of Parent and Target................................................................23

         8.02.    Cooperation...................................................................................25

ARTICLE IX            ADDITIONAL AGREEMENTS AND COVENANTS.......................................................25

12.1.    No Solicitation by Target..............................................................................25

12.2.    Proxy Statement........................................................................................27

12.3.    Access to Information..................................................................................27

12.4.    Target  Stockholders' Meetings.........................................................................28

12.5.    Legal Conditions to Merger.............................................................................28

12.6.    Payment of Taxes.......................................................................................28

12.7.    Affiliates.............................................................................................28

12.8.    Public Disclosure......................................................................................29

12.9.    Consents ..............................................................................................29

12.10.   Brokers or Finders ....................................................................................29

12.11.   Employee Benefits; Employee Issues ....................................................................29

         9.12     Exempt Disposition; No Affiliate..............................................................30

         9.13     Notification of Certain Matters ..............................................................30
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
         9.14    Additional Agreements; Reasonable Efforts .....................................................30

         9.15    Continuing Indemnification ....................................................................31

ARTICLE X             CONDITIONS TO MERGER......................................................................31

12.1.    Conditions to Each Party's Obligation To Effect the Merger ............................................31

12.2.    Additional Conditions to Obligations of Parent and Sub.................................................32

12.3.    Additional Conditions to Obligations of Target.........................................................32

ARTICLE XI      TERMINATION AND AMENDMENT.......................................................................33

12.1     Termination............................................................................................33

12.2.    Effect of Termination..................................................................................35

12.3.    Fees and Expenses......................................................................................35

12.4.    Amendment..............................................................................................36

12.5.    Extension; Waiver......................................................................................36

ARTICLE XII       MISCELLANEOUS.................................................................................36

12.1     Nonsurvival of Representations, Warranties, and Agreements.............................................36

12.2. Notices 36

12.3.    Interpretation.........................................................................................37

12.4.    Counterparts...........................................................................................37

12.5.    Entire Agreement, No Third Party Beneficiaries.........................................................38

12.6.    Governing Law..........................................................................................38

12.7.    Assignment.............................................................................................38

12.8.    Definitions............................................................................................38

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated September 10, 2003, is by and among Hire Calling Holding Company, an Oregon corporation, ("Parent"), Hire Calling Acquisitions, Inc., an Oregon corporation and a wholly owned subsidiary of Parent ("Sub"), and SOS Staffing Services, Inc. ("Target").

         WHEREAS, the Boards of Directors of each of Parent, Sub, and Target deem it advisable and in the best interest of each corporation and its respective stockholders that Sub and Target combine in order to advance the long-term business interests of Parent and Target;

         WHEREAS, the Parent and Sub required that the Target arrange with Wells Fargo Bank, National Association, Bank One, NA, Jackson National Life Insurance Company, Great-West Life & Annuity Insurance Company, Farm Bureau Life Insurance Company of Michigan, Farm Bureau Mutual Insurance Company of Michigan, The Canada Life Insurance Company, Canada Life Insurance Company of New York and Canada Life Insurance Company of America (the "Creditors") to cancel the debt obligations of Target to the Creditors (the "Debt") before Sub would merge with Target;

         WHEREAS, the Target entered an agreement dated September 5, 2003 with Hire Calling, Inc. and the Creditors agreeing to the terms by which the Creditors would cancel the Debt at a discounted value (the "Discounted Payoff Letter");

         WHEREAS, subject to the terms and conditions of this Agreement and in accordance with Oregon Law and Utah Law, at the Effective Time (as defined below), Sub shall be merged with and into Target (the "Merger"), pursuant to which each outstanding share of common stock of the Target shall be exchanged for the right to receive from Sub a cash payment as specified below;

         WHEREAS, the Board of Directors of Target, upon the recommendation of the outside, disinterested directors (i) has determined that the Merger is advisable and necessary for the long-term prospects of Target and is fair to, and in the best interests of Target and its stockholders, (ii) has determined that this Agreement is advisable and has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) has determined to recommend that the stockholders of Target adopt this Agreement.

         WHEREAS, the Board of Directors of Parent (i) has determined that the Merger is advisable and consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants, and agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         .1. Effective Time of the Merger. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date (as defined in Section 1.02), articles of merger giving effect to the agreement of the parties described in this Article I (the "Articles of Merger"), shall be duly executed and acknowledged by the Continuing Corporation (as defined in Section 1.03), and thereafter (a) delivered to the Secretary of State of the State of Oregon, for filing, as provided in Oregon Law, and (b) delivered to the Utah Department of Commerce, Division of Corporations and Commercial Code. The Merger shall become effective upon the later to occur of (a) or (b) above (the "Effective Time").

         .2. Closing. The closing of the Merger (the "Closing") will take place at 1:00 p.m., Mountain time, on or by November 1, 2003 (the "Closing Date") at the offices of Target in Salt Lake City, Utah, unless another date or place is agreed to in writing by Parent and Target. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed, with the exception of the payoff by the Company of the Debt, which shall take place and shall also be deemed to have taken place prior to the other transactions described herein.

         .3. Effects of the Merger.

         (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Target, with Target as the surviving corporation in the Merger (Sub and Target are sometimes referred to below as the "Constituent Corporations" and Target is sometimes referred to below as the "Continuing Corporation"), (ii) the Articles of Incorporation of Target shall be amended so that Article IV of such Articles of Incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000, all of which shall consist of Common Stock, par value $0.01 per share," and as so amended, such Articles of Incorporation shall be the Articles of Incorporation of the Continuing Corporation, and (iii) the Bylaws of Target as in effect immediately prior to the Effective Time shall be the Bylaws of the Continuing Corporation.

         (b) At and after the Effective Time, the Continuing Corporation shall possess all the rights, privileges, powers, and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities, and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers, and franchises of each of the Constituent Corporations, and all property, real, personal, and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Continuing Corporation, and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Continuing Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens


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upon any property of either of the Constituent  Corporations  shall be preserved
unimpaired,   and  all  debts,  liabilities,   and  duties  of  the  Constituent
Corporations shall thereafter attach to the Continuing Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

         (c) At the Effective Time, the directors of Sub immediately prior to the Effective Time shall be the directors of the Continuing Corporation, each of such directors to hold office, subject to the applicable provisions of Utah Law and the Articles of Incorporation and By-Laws of the Continuing Corporation, until the earlier of their resignation or the next annual shareholders' meeting of the Continuing Corporation and until their respective successors shall be duly elected or appointed and qualified.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

         .1. Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Target Common Stock or capital stock of Sub:

         (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Continuing Corporation.

         (b) Cancellation of Target Common Stock. All shares of Target Common Stock (i) that are held by Target as treasury stock or otherwise or (ii) that are held by Parent or Sub ((i) and (ii), collectively, "Excluded Shares") shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

         (c) Merger Consideration. Subject to Section 2.01(d) and 2.02, each issued and outstanding share of Target Common Stock, other than Excluded Shares, shall be converted into the right to receive $3,500,000/number of shares of Target Common Stock outstanding; approximately $1.3789 per share in cash (the "Merger Consideration"). The Merger Consideration shall be appropriately adjusted to reflect any stock split, stock dividend, recapitalization, exchange, subdivision, combination of, or other similar change Target Common Stock following the date of this Agreement. All shares of Target Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and holders of certificates which immediately prior to the Effective Time represented shares of Target Common Stock (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive cash to be issued or paid in consideration therefor upon the surrender of the Certificates in accordance with Section 2.02, without interest.

         (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, if any shareholders entitled to exercise appraisal rights pursuant to
Section 16-10a-1321 of Utah Law ("Dissenting Shareholders") shall demand to be paid the fair cash value of such holder's shares of Target Common Stock, as provided in Section 16-10a-1323 of Utah Law, such shares shall not be converted


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into or be  exchangeable  for the right to  receive  the  Merger  Consideration;
provided that if any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the shares of Target Common Stock held by such Dissenting Shareholder shall thereupon be treated as though such shares had been converted into the Merger Consideration at the Effective Time pursuant to Section 2.01(c). At the Effective Time, all shares of Target Common Stock held by Dissenting Shareholders shall automatically be canceled and shall cease to exist or be outstanding, and each Dissenting Shareholder shall cease to have any rights with respect thereto, except such rights as are granted under Section 16-10a-1301 through 1331 of Utah Law.

         .2. Target Stock Options. At the Effective Time, all then outstanding options to purchase Target Common Stock under Target's employee stock incentive plans listed in Schedule 3.02 of the Target Disclosure Schedule (collectively, the "Target Option Plans"), whether vested or unvested, and all outstanding other options to purchase Target Common Stock (collectively, the "Target Non-Plan Options") shall immediately prior to the Effective Time, automatically be exercised or terminated pursuant to the terms of the applicable option. At the Effective Time, any unexercised Options shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration provided that any such option was duly exercised (including payment to the Target of the applicable exercise price) prior to the Closing Date.

         .3. Exchange of Certificates.

         (a) Parent shall authorize Zions Bank N.A., or such other firm as is reasonably acceptable to Target, to serve as exchange agent hereunder (the "Exchange Agent"). Promptly after the Effective Time, Parent shall deposit or shall cause to be deposited in trust with the Exchange Agent Three Million Five Hundred Thousand and No 100ths dollars ($3,500,000.00) to which the holders of Target Common Stock are entitled pursuant to this Article II (such cash amounts being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall invest such funds as directed by the Continuing Corporation on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable to Target's shareholders pursuant to this Article II. Parent and the Continuing Corporation shall replace any monies lost through any investment made pursuant to this Section 2.02(a). Any interest and other income resulting from such investments shall be the exclusive property of and shall be paid promptly to the Continuing Corporation. The Exchange Agent shall, pursuant to irrevocable instructions received from Parent, deliver the amounts of cash provided for in
Section 2.01 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement, or as unanimously agreed among Parent, Sub, and Target prior to the Effective Time.

         (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail and otherwise make available to each record holder, who as of the Effective Time was a holder of a Certificate, a form of letter of transmittal and instructions for use in effecting the surrender of the Certificate for payment therefor. Delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificate to the Exchange Agent and the form of letter of transmittal shall so reflect. Upon surrender to the Exchange Agent of a Certificate, together with such letter of


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

transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Consideration to which such holder shall have become entitled pursuant to Section 2.01 (c) and the Certificate so surrendered shall forthwith be marked canceled. No interest will be paid or accrued on the cash payable upon surrender of the Certificate.

If any portion of the consideration to be received pursuant to this Article II upon exchange of a Certificate is to be issued or paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay in advance any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or that no such tax is applicable. Until surrendered as contemplated by this
Section 2.03, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.03. The right of any shareholder to receive the Merger Consideration shall be subject to and reduced by any applicable withholding tax obligation.

All payments in respect of shares of Target Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

         (c) In case of any lost, mislaid, stolen, or destroyed Certificate, the holder thereof may be required, as a condition precedent to the delivery to such holder of the consideration described in Section 2.01 and in accordance with Utah Law, to deliver to Parent a bond in such reasonable sum as Parent may direct as indemnity against any claim that may be made against the Exchange Agent, Parent, or the Continuing Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen, or destroyed.

         (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Continuing Corporation of the shares of Target Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Continuing Corporation for transfer, they shall be canceled and exchanged for the consideration described in Section 2.01. After the Effective Time, the shares of Target Common Stock shall be delisted from the SmallCap Market of the National Association of Securities Dealers Automated Quotation System ("SmallCap Market").

         (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Target for six months after the Effective Time shall be returned to Parent, upon demand, and any holder of Target Common Stock who has not theretofore complied with Section 2.03(b) shall thereafter look only to Parent for issuance of consideration to which such holder has become entitled pursuant to Section 2.01, provided, however, that neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Target Common Stock for any amount required to be paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

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

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF TARGET

Target represents and warrants to Parent and Sub that the statements contained in this Article III are true and correct as of the date hereof, except as set forth in the disclosure schedules delivered contemporaneously with this Agreement or as amended or supplemented on or by October 1, 2003 (the "Target Disclosure Schedule"). The Target Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosures in any paragraph, including appropriate cross references, shall qualify only the corresponding paragraph in this Article
III. The mere inclusion of an item in the Target Disclosure Schedule in response to an express disclosure requirement or as an exception to a representation, warranty or covenant shall not be deemed an admission by Target that such item is material or represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect.

         .1. Organization of Target. Target is a corporation duly organized, validly existing, and in good standing under Utah Law, has all requisite corporate power to own, lease, and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Target.

         Except as set forth in Schedule 3.01, Target does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture, or other business association or entity excluding securities in any publicly traded company held for investment by Target and comprising less than one percent of the outstanding equity of such company.

         .2. Target Capital Structure.

         (a) The authorized capital stock of Target consists of Twenty Million (20,000,000) shares of Common Stock, $0.002 par value ("Target Common Stock"), and Five Million (5,000,000) shares of Preferred Stock, no par value ("Target Preferred Stock").

 On September 10, 2003:

         (i) 2,538,316 shares of Target Common Stock were outstanding, all of which were validly issued, fully paid, and nonassessable,

         (ii) No shares of Target Common Stock were held in the treasury of Target,

         (iii) 347,720 shares of Target Common Stock were reserved for future issuance pursuant to stock options granted and outstanding or available for grant under the May 4, 1995 Incentive Stock Option Plan and other Target Option Plans, and

         (iv) an aggregate of no shares of Target Common Stock were reserved for future issuance pursuant to granted and outstanding Target Non-Plan Options.

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

         Since June 30, 2003, no shares of Target Common Stock have been issued except pursuant to the exercise of options granted under the Target Option Plans, nor has Target become obligated to issue any additional shares of Target Common Stock other than pursuant to additional grants of options under the Target Option Plans, each of which grants has been made in the ordinary course of Target's business and in accordance with existing policies.

         None of the shares of Target Preferred Stock are issued and outstanding and Target is not obligated to issue any such shares. There are no obligations, contingent or otherwise, of Target to repurchase, redeem, or otherwise acquire any shares of Target Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution, or otherwise) in any other entity.

         (b) Except as set forth in this Section 3.02, there are no:

                 (i) equity securities of any class of Target, or any security exchangeable into or exercisable for such equity securities issued, reserved for issuance, or outstanding,

                 (ii) options, warrants, equity securities, calls, rights, commitments, or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of capital stock of Target or obligating Target, to grant, extend, accelerate the vesting of, or enter into any such option, warrant, equity security, call, right, commitment, or agreement

         ((i) and (ii) collectively, "Target Stock Rights"). Target is not a party to, nor is Target aware of, any voting agreement, voting trust, proxy, or other agreements or understandings with respect to the shares of capital stock of Target or any agreement, arrangement, or understanding providing for registration rights with respect to any shares of capital stock of Target, other than the Lockup and Voting Agreements.

         .3. Authority, No Conflict, Required Filings and Consents.

         (a) Target has all requisite corporate power and authority to enter into this Agreement and (subject to obtaining the Required Target Stockholder
Vote) to consummate the transactions contemplated by this Agreement.

         The execution and delivery of this Agreement by Target and the consummation of the transactions by Target contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Target, subject only to obtaining the Required Target Stockholder Vote.

         This Agreement has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

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

         (b) Except as set forth on Schedule 3.03(b), the execution and delivery of this Agreement by Target does not, and, subject to obtaining the Required Target Stockholder Vote, the consummation of the transactions contemplated by this Agreement by Target will not:

                 (i) conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of Target,

                 (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to right of termination, cancellation, or acceleration of any obligation or loss of any benefit) under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, or lease or any material contract, or other material agreement, instrument, or obligation to which Target is a party or by which Target or any of its properties or assets may be bound, or

                 (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Target or any of its properties or assets, except (in the case of each of (ii) and (iii)) for any breach, violation or conflict which would not have a Material Adverse Effect on Target.

         (c) No consent, approval, order, or authorization of, or registration, declaration, or filing with, any court, administrative agency, or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to Target in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for:

                 (i) the filing of the Articles of Merger with the Utah Department of Commerce, Division of Corporations and Commercial Code,

                 (ii) the filing of any documents, instruments and certificates required by applicable law with the Secretary of State of the State of Oregon, and

                 (iii) the filing with, and (if necessary) approval by, the SEC of the Proxy Statement in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (d) The affirmative vote of the holders of two-thirds (2/3) of the shares of Target Common Stock outstanding on the record date for the Target Stockholders' Meeting (the "Required Target Stockholder Vote") is the only vote of the holders of any class or series of the Target's capital stock necessary for Target to effect the Merger and consummate the transactions contemplated in this Agreement.

         .4. SEC Filings; Financial Statements.

         (a) Target has filed all forms, reports, and documents required to be filed by Target with the SEC since January 1, 1999 (including all exhibits, notes, and schedules thereto and documents incorporated by reference therein) (collectively, the "Target SEC Reports"). The Target SEC Reports:

                 (i) at the time filed, with respect to all of the Target SEC Reports other than registration statements filed under the Securities Act of 1933 (the "Securities Act"), or at the time of their respective effective dates, with respect to registration statements filed under the Securities Act, complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and

                 (ii) did not at the time filed or at the time of their respective effective dates, as the case may be (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Target SEC Reports or necessary in order to make the statements in such Target SEC Reports, in the light of the circumstances under which they were made, not misleading.

         (b) Each of the financial statements (including, in each case, any related notes) contained in the Target SEC Reports at the time filed or at the time of their respective effective dates, as the case may be, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and fairly presented the financial position of Target at the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements do not contain footnote disclosures and are subject to normal recurring year-end adjustments.

         Target has provided Parent with Target's audited financial statements as of and for the year ended December 29, 2002 and the most recent quarterly statements; such financial statements, including any related notes, are attached hereto as Schedule 3.04(b) (the "Target Financial Statements"). The Target Financial Statements comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect to financial statements included in a report on Form 10-K, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the consolidated financial statements of Target contained in the Target SEC Reports and fairly present the financial position of Target at the date and the results of its operations and cash flows for the period indicated. The balance sheet of Target as of July 27, 2003 is referred to herein as the "Target Balance Sheet."

         (c) Target has in place the "disclosure controls and procedures" (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of Target to engage in the review and evaluation process mandated by the Exchange Act. Target's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Target in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Target's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Target required under the Exchange Act with respect to such reports.

         .5. No Undisclosed Liabilities. Except as set forth in Schedule 3.05, Target does not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Target, other than:

                  (i) liabilities reflected in the Target Balance Sheet,

                  (ii)  obligations  to perform  under  contracts  disclosed  on
         Schedule 3.05(b)(ii), and

                  (iii) normal or recurring liabilities incurred since the date of the Target Balance Sheet, in the ordinary course of business consistent with past practices.

         .6.  Absence of  Certain  Changes or  Events.  Except as  disclosed  on
Schedule 3.06, since the date of the Target Balance Sheet, Target has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:

                  (i) any Material Adverse Effect on Target,

                  (ii) any damage, destruction, or loss (whether or not covered by insurance) with respect to any property of Target having a Material Adverse Effect on Target,

                  (iii) any material change by Target in its accounting methods, principles, or practices to which Parent has not previously consented in writing,

                  (iv) any revaluation by Target of any of its assets having a Material Adverse Effect on Target, or

                  (v) any other action or event that would have required the consent of Parent pursuant to Section 8.01 of this Agreement had such action or event occurred after the date of this Agreement.

         .7. Taxes.

         (a) All returns and reports, including without limitation information and withholding returns and reports (collectively, "Tax Returns"), of or relating to any foreign, Federal, state, local or other income, premium, property, sales, excise and other taxes of any nature whatsoever, including any interest, penalties and additions to tax in respect thereof ("Tax" or "Taxes") heretofore required to be filed by Target, the failure to file such which would have a Material Adverse Effect, have been duly filed on a timely basis. All such Tax Returns were complete and accurate in all material respects. Target has paid or has made adequate provision for the payment of all Taxes.

         (b) Except as set forth on Schedule 3.07(b), as of the date of this Agreement there are no audits or administrative proceedings, court proceedings or claims pending against Target with respect to any Taxes, no assessment, deficiency or adjustment has been asserted or, to the knowledge of Target, proposed with respect to any Tax Return of or with respect to Target, and there are no liens for Taxes upon the assets or properties of Target, except liens for Taxes not yet delinquent.

         (c) Except as set forth on Schedule 3.07(c), there are not in force any waivers of agreements, arrangements, or understandings by or with respect to Target of or for an extension of time for the assessment or payment of any Taxes. Target has not received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with a taxing authority relating to Taxes that would have a continuing effect after the Closing Date. Target is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Target, and to the knowledge of Target the Internal Revenue Service ("IRS") has not proposed any such adjustment or change in accounting method.

         (d) To the knowledge of Target, Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

         (e) Target has not filed a consent under Section 341(f) of the Code. Target is not a party to any Tax allocation or Tax sharing arrangements.

         .8. Tangible Properties.

         (a) Real Property. Target has provided or made available to Parent a true and complete list of all real property owned by Target and real property leased pursuant to leases ("Leases") by Target as of the date hereof, and the name of the lessor, the date of the Lease and description of each amendment to the Lease, and the aggregate annual rental or other fees payable under any such Lease, on Schedule 3.08(a). All such Leases are valid and binding obligations of Target and, to Target's knowledge, of each other party thereto, in all material respects, in accordance with their respective terms, as those terms are reflected in documents provided to Parent, subject to:

                 (i)   applicable   bankruptcy,   insolvency,    reorganization,
         moratorium, or other similar laws affecting the rights of creditors generally and

                 (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and Target is not in material default under any such Lease.

         (b) Tangible Personal Property. All material items of tangible personal property of Target as set forth on Schedule 3.08(b) are in good operating condition and repair (ordinary wear and tear excepted), are performing satisfactorily, and are available for use in the conduct of Target's business. Target has and will have good and marketable title to all of material personal property owned by it, free and clear of all security interests, mortgages, liens, pledges, charges, valid claims or encumbrances of any kind or character except as set forth on Schedule 3.08(b)(1), and other than liens (i) for taxes not yet due and payable; or (ii) incurred in the ordinary course of Target's business that do not, individually or in the aggregate, have a Material Adverse Effect on Target.

         .9. Intellectual Property.

         (a)Ownership of Intellectual Property Assets. Target owns, either directly or indirectly, or has valid rights or licenses to use, all of the Target Intellectual Property Assets. Except as provided in Schedule 3.09, all
Target Intellectual Property Assets are free and clear of all mortgages, pledges, charges, liens, equities, security interests or other encumbrances, and Target has the right to use without payment to a third party all of such Target Intellectual Property Assets.

         No claim is pending against Target or, to Target's knowledge, threatened against Target or its officers, employees or consultants to the effect that Target's right, title and interest in and to any of the Target Intellectual Property Assets is invalid or unenforceable by Target. Target is not aware of any material information that would adversely affect the validity or enforceability of any of the Patents, Marks, Trade Secrets or Copyrights which constitute Target Intellectual Property Assets.

         All former and current employees, consultants and contractors of Target who were involved in, or who contributed to, the creation or development of any of the Target Intellectual Property Assets have executed written instruments with Target that assign to Target all of such Person's rights to any inventions, improvements, discoveries, writings or information constituting Target Intellectual Property Assets in any case where the failure to do so would cause a Material Adverse Effect. To the knowledge of Target, no employee of Target has entered into any agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his work to anyone other than Target, other than in the ordinary course of Target's business.

         (b) Patents. Target does not have any Patents registered with the U. S. Patent and Trademark Office.

         (c) Trademarks. Schedule 3.09(c) sets forth a complete and accurate list of all Marks constituting Target Intellectual Property Assets. All such Marks that have been registered with the U. S. Patent and Trademark Office or any other jurisdiction are currently in compliance with formal governmental legal requirements (including, without limitation, the timely post-registration filing of affidavits of use and incontestability and renewal applications), and are, to Target's knowledge, valid and enforceable in the jurisdictions in which they are registered.

         In each case where such a Mark is held by Target by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all other jurisdictions of registration. No such Mark has been or is now involved in any opposition, invalidation or cancellation proceeding and, to Target's knowledge, no such action is threatened against Target with respect to any of such Marks. All Target Products and materials containing a Mark bear the proper notice where required by law.

         (d) Copyrights. Target does not have any Copyrights registered with the
U. S. Copyright Office.

         (e) Trade Secrets. Target has taken all reasonable security measures (including, without limitation, entering into appropriate confidentiality and nondisclosure agreements with all officers, directors, employees and consultants of Target and any other Persons with access to the Trade Secrets constituting Target Intellectual Property Assets) to protect the secrecy, confidentiality and value of the Trade Secrets constituting Target Intellectual Property Assets. To the knowledge of Target, there has not been any breach by any party to any such confidentiality or non-disclosure agreement.

         The Trade Secrets constituting Target Intellectual Property Assets have not been disclosed by Target to any Person other than employees or contractors of Target who had a need to know and use such Trade Secrets in the course of their employment or contract performance, or under confidentiality and non-disclosure agreements. To the knowledge of Target, Target has the right to use, free and clear of claims of third parties, all Trade Secrets constituting Target Intellectual Property Assets. To the knowledge of Target, no third party has asserted that the use by Target of any Trade Secret constituting Target Intellectual Property Assets violates the rights of such third party.

         (f) Exclusivity of Rights. Except as set forth in Schedule 3.09(f), (i) Target has the exclusive right to use, license, distribute, transfer and bring infringement actions with respect to the Target Intellectual Property Assets owned or exclusively licensed by Target, and (ii) Target (a) has not licensed or granted to anyone rights of any nature to use any of the Target Intellectual Property Assets and (b) is not obligated to and does not pay royalties or other fees to anyone for Target's ownership, use, license or transfer of any of the Target Intellectual Property Assets.

         (g) Licenses Received. All material licenses or other material agreements under which Target is granted rights by others in Target Intellectual Property Assets are listed in Schedule 3.09(g). For the purpose of the foregoing sentence, licenses and agreements for commercial off-the-shelf computer software having a cost of less than $1,000 per seat or license shall not be deemed material. Except as set forth in Schedule 3.09(g)(1):

                  (i) all licenses or other agreements under which Target is granted rights by others in Target Intellectual Property Assets are in full force and effect,

                  (ii) to the knowledge of Target, there is no material default under any such license or other agreement by any party thereto, and

                  (iii) all of the rights of Target under such licenses and other agreements are assignable without the consent of the licensor except, with respect to this clause (iii), as would not reasonably be expected to have a Material Adverse Effect on Target. True and complete copies of all material licenses or other agreements, and any amendments thereto, have been provided to Parent, and to the knowledge of Target, the licensors under the licenses and other agreements under which Target is granted rights have all requisite power and authority to grant the rights purported to be conferred thereby.

         (h) Licenses Granted. All licenses or other agreements under which Target has granted rights to others in Target Intellectual Property Assets are listed in Schedule 3.09(h). Except as set forth thereon, all such licenses or other agreements are in full force and effect and, to the knowledge of Target, there is no material default thereunder by any party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Parent.

         (i) Sufficiency. The Target Intellectual Property Assets constitute all of the Intellectual Property Assets used in designing, creating and developing the Target Services and are all of the Intellectual Property Assets necessary for the operation of Target's business as currently conducted.

         (j) Infringement. Except as set forth in Schedule 3.09(j), none of the Target Services developed or under development, manufactured or sold by Target, nor any process or know-how used by Target in connection therewith, infringes, conflicts with or misappropriates any Copyright or Trade Secret of any Person, or to Target's knowledge, infringes any Patent, Mark, or other proprietary right of any Person in any material respect.

         (k) Target Nondisclosure, Noncompete, Nonsolicitation and Consulting Contracts. Except as set forth in Schedule 3.09(k), to the knowledge of Target, each of the Target Nondisclosure Contracts and noncompete, nonsolicitation and consulting contracts entered into by Target is a valid and binding obligation of the other party thereto enforceable in accordance with its terms, and, to Target's knowledge, no such third party is in material breach of any such Target Nondisclosure Contracts or noncompete, nonsolicitation and consulting contracts. A complete list of all Target Nondisclosure Contracts and noncompete, nonsolicitation and consulting contracts (excluding and employees currently placed as temporary employees with other on-site employers) and a copy of the currently used form for the employee noncompete contracts is provided in
Schedule 3.09(k).

         .10. Agreements, Contracts, and Commitments. Schedules 3.10(a) through 3.10(j) list (i) all contracts that are material to the business or financial condition of Target; and (ii) all amendments to Target Material Contracts (defined below).

         The contracts listed in this Section 3.10 of the Target Disclosure Schedule are referred to collectively as the "Target Material Contracts". All Target Material Contracts listed in this Section 3.10, have either expired or remain in full force and effect, in each case in accordance with their terms as stated in such documents. Each Target Material Contract referred to in this
Section 3.10 has been entered into in the ordinary course of business and has been entered into with Persons dealing at arm's length with the Target. As part of Target Material Contracts:

         (a) Equipment Lease Agreements. Target has no equipment or capital lease agreements currently in effect other than as listed in Schedule 3.10(a).

         (b) Purchase Contracts. Target has no supplies and inventory purchase agreements outstanding.

         (c) Sale Contracts. Target has no outstanding client contracts, subvendor contracts, and employee leasing contracts made by the Target that are still in effect other than as listed in Schedule 3.10(c). All outstanding sales contracts and quotes of the Target, regardless of their value, were incurred in the ordinary course of business by the Target and on commercially reasonable terms.

         (d) Advertising and Promotion Contracts. Target has no advertising, promotional, public relations and fulfillment firm agreements, or display house, exhibit and show agreements other than as listed in Schedule 3.10(d) which describes the term of each agreement and a summary of payments due.

         (e) Guarantee and Indemnity Agreements. Target has no guarantee and indemnity agreements other than as listed in Schedule 3.10(e) which describes the terms of each such agreement.

         (f) Computer Hardware and Software Leases. Target has no computer hardware and software agreements other than as listed in Schedule 3.10(f) which describes the terms of each such agreement.

         (g) Transportation Agreements. Target has no transportation leases and contracts other than as listed in Schedule 3.10(g) which describes the terms of each such agreement.

         (h) Loan Agreements. Target has no loan, mortgage or pledge agreements other than as listed in Schedule 3.10(h) which describes the terms of each such agreement.

         (i) No Other Contracts. Except as set forth on Schedule 3.10(i), Target has no other material contracts, agreements or instruments to which Target is a party and by which it or any of Target's Assets are bound which might have a Material Adverse Effect and do not fall in any other category listed in this
Section 3.10.

         (j) Breach of Contracts. Except as provided in Schedule 3.10(j), Target has not breached, or received in writing any claim or threat that it has breached, any of the material terms and conditions of any Target Material Contracts in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from Target under any Target Material Contract. Target is not aware of the existence of a material breach of a Target Material Contract by any other party thereto. Except in the ordinary course of Target's business, Target is not engaged, and has not agreed to engage, in any discussions related to the material amendment of any Target Material Contract.

         .11. Litigation. Except as set forth on Schedule 3.11, there are no claims, actions, suits, investigations or proceedings pending of which it has notice or, to the knowledge of Target, threatened against or affecting Target or any of its assets or properties, at law or in equity, before or by any Federal, state, municipal or other governmental agency or authority, foreign or domestic, or before any arbitration board or panel, wherever located, except for threatened claims that are not currently filed with any such court or agency and that would not have a Material Adverse Effect on Target.

         .12. Environmental Matters.

         (a) Hazardous Substances. To the knowledge of Target, no Hazardous Substances have ever been buried, spilled, leaked, discharged, emitted, generated, stored, used or released, and no Hazardous Substances are now present, in, on, or under any premises or other property that Target has at any time owned, operated, occupied or leased, except for immaterial quantities stored or used by Target in the ordinary course of its business and in accordance with all applicable Environmental Laws.

         "Hazardous Substance" means any pollutant, contaminant, flammable or explosive material, hazardous substance or waste, solid waste, petroleum or any fraction thereof, petroleum products, radioactive materials, asbestos, radon, lead, or any other chemical, substance or material listed or identified in or regulated by any Environmental Law;

         "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 to 1387, the Clean Air Act, 42 U.S.C. ss. 7401 et seq., and any other federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health, natural resources and/or the environment.

         (b) Environmental Compliance. Except as set forth in Schedule 3.12(b):

                 (i) to the knowledge of Target, Target has obtained all applicable permits, licenses and other authorizations required under federal, state and local laws relating to pollution or protection of the environment, and federal, state and local statutes, laws, ordinances, codes, rules, regulations, orders and decrees relating to or imposing liability or standards on conduct concerning any emissions, discharges, releases or threatened releases of pollutants, contaminants, hazardous or toxic materials, hazardous substances or wastes into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes;

                 (ii) to the knowledge of Target, Target is now and at all times has been in material compliance with all terms and conditions of those required permits, licenses and authorizations and is also in material compliance with all other conditions, standards, requirements and obligations contained in all applicable Environmental Laws;

                 (iii) Target is not aware of, nor to the knowledge of Target, has Target received notice of, any event, condition, circumstance, activity, practice, incident, action or plan that may materially interfere with or prevent Target's continued compliance with or that may give rise to any liability of Target under any Environmental Law, or any release or threatened release of any Hazardous Substance, pollutant or contaminant from or onto any property owned, operated or leased by Target.

         (c) Hazardous Waste Activities. To the knowledge of Target, no property that Target has ever owned, operated, occupied or leased has ever been used in connection with the business of manufacturing, storing or transporting Hazardous Wastes, and no RCRA Hazardous Wastes (defined below) have been treated, stored or disposed of there, except for immaterial quantities stored or used by Target in the ordinary course of its business.

         "RCRA Hazardous Wastes" means a hazardous waste as that term is defined in and pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq.

         (d) UST's and AST's. To the knowledge of Target, there are not now and never have been any underground or aboveground storage tanks or other containment facilities of any kind on any premises or other property that Target has ever owned, occupied, operated or leased which contain or ever did contain any Hazardous Substances.

         (e) Listing. To the knowledge of Target, no premises that Target has ever owned, operated, occupied or leased has ever been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

         (f) Environmental Reports. Target has made available to Parent for inspection true and complete copies of all environmental site assessments, reports, authorizations, permits, licenses, disclosures and other documents in its possession, custody or control describing or relating in any way to Target, or any property that Target has ever owned, operated, occupied or leased, which suggest that any Hazardous Substances may be present in, on, or under any such property in material quantities or that Target may have breached any Environmental Law.

         (g) Environmental Claims, etc. To the knowledge of Target, there are not and there never have been any requests, notices, investigations, claims, demands, regulatory orders, notices of violation, notices of penalties, administrative proceedings, hearings, litigation or other legal proceedings relating in any way to Target, or any property that Target has ever owned, operated, occupied or leased, alleging liability under, violation of or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the knowledge of Target, no such matter is threatened or impending, nor does there exist any substantial basis therefor.

         (h) Compliance with Environmental Laws. Target operates, and at all times has operated, its business in accordance with all applicable Environmental Laws, and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful operation of the business of Target are in Target's possession and are in full force and effect. To Target's knowledge, there is no threat that any such permit, license or other authorization will be withdrawn, terminated, limited or materially changed.

         .13. Regulatory Compliance.

         (a) As set forth on Schedule 3.13 Target has provided Parent with copies of any and all notices of inspectional observations, establishment inspection reports and any other documents received from governmental entities, that indicate or suggest lack of material compliance with the regulatory requirements of such governmental entities. Target has made available to Parent for review all correspondence to or from all governmental entities, minutes of meetings, written reports of phone conversations, visits or other contact with governmental entities, notices of inspectional observations, establishment inspection reports, and all other documents concerning communications to or from governmental entities, or prepared by or which bear in any way on Target's material compliance with regulatory requirements of governmental entities.

         .14. Employee Benefit Plans.

         (a) There are no  "employee  pension  benefit  plans,"  as  defined  in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or "multiemployer plans" as defined in Section 3(37) of ERISA, maintained or contributed to by Target or any trade or business (whether or not incorporated) (an "ERISA Affiliate") which is aggregated with Target pursuant to
Section 414 of the Code for the benefit of its current or former employees.

         Target has set forth on Schedule 3.14 all "employee benefit plans", as defined in Section 3(3) of ERISA, and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, welfare, severance, fringe benefit (including, but not limited to, benefits relating to Company automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance), and other similar employee benefit plans, arrangements, and employment and consulting agreements, whether or not such plans, arrangements, or agreements are "employee benefit plans", written or otherwise, for the benefit of or relating to, any current or former employee of Target or any ERISA Affiliate (together the "Target Employee Plans").

         (b) With respect to each Target Employee Plan, Target has made available to Parent a true and correct copy of:

                  (i) the annual report (Form 5500) for the most recent plan year that has been filed with the IRS or U. S. Department of Labor, if applicable,

                 (ii) the current plan document and summary plan description, and all amendments thereto, for each such Target Employee Plan,

                  (iii) each trust agreement and group annuity contract, if any, relating to such Target Employee Plan,

                 (iv) the most recent actuarial report or valuation relating to an Target Employee Plan subject to Title IV of ERISA, and

                 (v) the most recent IRS determination letter, where applicable.

         (c) Except as set forth in Schedule 3.14(c), with respect to the Target Employee Plans, individually and in the aggregate, Target and its ERISA Affiliates are in full compliance with the applicable provisions of ERISA, the regulations and published authorities thereunder, and all other laws applicable with respect to all such Target Employee Plans, and no event has occurred, and to the knowledge of Target, there exists no condition or set of circumstances in connection with which Target could be subject to any liability that is reasonably likely to have a Material Adverse Effect on Target, under ERISA, the Code, or any other applicable law.

         Target has classified all individuals who perform services for Target correctly under each Target Employee Plan, ERISA and the Code as common law employees, independent contractors or leased employees. Except as set forth in
Schedule 3.14(c) to the extent required under Section 4980B of the Code, neither Target nor any ERISA Affiliate provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees.

         (d) With respect to the Target Employee Plans, individually and in the aggregate, there are no benefit obligations required to be funded for which contributions have not been made or properly accrued, and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles on the financial statements of Target.

         Except as disclosed on Schedule 3.14(d) and except as provided for in this Agreement, neither Target nor any ERISA Affiliate is a party to any oral or written:

                 (i) union or collective bargaining agreement,

                 (ii) agreement with any officer or other key employee of Target, the benefits of which are contingent, or the terms of which are materially altered upon the occurrence of a transaction involving Target of the nature contemplated by this Agreement,

                 (iii) agreement with any officer of Target providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $100,000 per annum, or

                 (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan, or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         .15. Compliance with Laws. Target has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, or local statute, law, or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not have a Material Adverse Effect on Target.

         .16. Interested Party Transactions. Except as disclosed in the Target SEC Reports, since the date of Target's last proxy statement to its stockholders, no event has occurred that would be required to be reported by Target as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         .17. No Existing Discussions. As of the date of this Agreement, Target is not engaged, directly or indirectly, in any substantive discussions or negotiations with any other party with respect to a Target Acquisition Proposal.

         .18. No Secured Debt. Except as disclosed on Schedule 3.18, there is not now any secured debt (including capitalized leases) of Target. The existence of any outstanding secured debt (including capitalized leases) of Target does not violate the terms of any material note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment to which Target is a party or by which Target or any of its assets or properties is bound or encumbered.

         .19. Opinion of Financial Advisor. Houlihan Valuation Advisors of Salt Lake City, Utah, has delivered to the Board of Directors of Target an opinion dated as of the date of this Agreement concluding that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and are fair from a financial point of view to the holders of the Target's Common Stock.

         .20. Insurance. Each policy of insurance maintained by or for the benefit of Target (collectively, the "Target Policies") is listed in Schedule
3.20. Except as noted in Schedule 3.20:

                  (i) Target is the sole beneficiary of each of the Target Policies;

                  (ii) each of the Target Policies is in full force and effect, and Target has received no notice of intent to cancel any of the Target Policies and is not otherwise aware of the intent of any carrier to cancel any of the Target Policies or of any basis for any such cancellation;

                  (iii) the carrier or carriers under each of the Target Policies are reputable, and Target has no information leading it to believe that any such carrier is experiencing or is likely to experience liquidity problems; and

                  (iv) the Target Policies, in the aggregate are sufficient in kind and coverage limits to provide risk protection comparable to that provided to prudent companies engaged in activities similar to those engaged in by Target under similar policies customarily maintained by such companies.

         .21. Employment Matters. Except as set forth in Schedule 3.21, Target has complied with, is not in violation of, and has not received any notices of violation with respect to all applicable laws, rules and regulations relating to employment, including the Immigration Reform and Control Act, as amended, those related to wages, hours (including payment of overtime required by state or federal law), equal employment opportunity and the payment of state and federal payroll taxes, including Social Security taxes where such violation would have a Material Adverse Effect. There are no claims, actions, suits, investigations or proceedings pending of which it has notice or, to the knowledge of Target, threatened against or affecting Target alleging any violation of any of the foregoing laws, rules or regulations that would have a Material Adverse Effect, which if determined adversely to Target would, individually or in the aggregate, have a Material Adverse Effect on Target.

         3.22 Accounts Receivable. Schedule 3.22 lists all outstanding accounts receivable as of August 24, 2003. Except as noted in Schedule 3.22:

          (i)  the  allowance  for  doubtful   accounts  is  adequate  to  cover
anticipated bad debt;

         (ii) there have been no material changes in the credit extension and collection policies of Target; and

         (iii) Target has no knowledge of changes in credit worthiness of customers that would materially affect the collection of the accounts receivable and that are not adequately covered by the allowance for doubtful accounts.

         3.23 Restricted Cash. Schedule 3.23 lists all restricted cash, details the restrictions placed upon restricted cash, and describes actions needed to remove restrictions from restricted cash.

         3.24 Employee Payments. Other than the normal monthly and quarterly bonuses and incentives for non-executive employees and except as set forth on
Schedule 3.24 there are no employee bonuses, incentive compensation, stock options, deferred compensation, severance, change in control payments, or any other payments due and not properly accrued.

         3.25 Workers' Compensation Reserve. The Target Balance Sheet includes a Workers' Compensation Reserve to cover future payments on existing injuries and Incurred But Not Reported ("IBNR") injuries pursuant to the Target workers' compensation program. Except as noted in Schedule 3.25:

         (i) the Workers' Compensation Reserve is adequate to cover anticipated future payments on existing injuries and IBNR injuries;

         (ii) there have been no material changes in the reserving policy of Target or Target's Third Party Administrator and in the mix of business of Target as allocated between clerical staffing, light industrial staffing, and industrial staffing; and

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Sub jointly and severally represent and warrant to Target that the statements contained in this Article IV are true and correct as of the date hereof, except as set forth in the Disclosure Schedule delivered by Parent to Target on or before the date of this Agreement (the "Parent Disclosure Schedule"). The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph, including appropriate cross references, shall qualify only the corresponding paragraph in this Article IV.

         .1. Organization of Parent and Sub. Each of Parent and Sub is a corporation duly organized, validly existing, and in good standing respectively under the Oregon Law, has all requisite corporate power to own, lease, and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent.

         .2. Authority, No Conflict, Required Filings and Consents.

         (a) Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub, and the consummation of the transactions by Parent and Sub contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes the valid and binding obligation of Parent and Sub, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         (b) The execution and delivery of this Agreement by Parent and Sub does not, and the consummation of the transactions contemplated by this Agreement by Parent and Sub will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Parent or Sub,
(ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to right of termination, cancellation, or acceleration of any obligation or loss of any benefit) under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, or lease or any material contract, or other material agreement, instrument, or obligation to which Parent or Sub is a party or by which Parent or Sub or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Parent or Sub or any of their properties or assets, except in the case of each of (ii) and (iii) for any breach, violation or conflict which would not have a Material Adverse Effect on Parent.

         (c) No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity, is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Utah Department of Commerce, Division of Corporations and Commercial Code, (ii) the filing of any documents, instruments and certificates required by applicable law with the Secretary of State of the State of Oregon, and (iii) the filing with, and (if necessary) approval by, the SEC of the Proxy Statement with the SEC in accordance with the Exchange Act.

         .3. Ownership and Interim Operations of Sub. All outstanding capital stock of Sub is owned by Parent. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities, and has conducted its operations only as contemplated by this Agreement.

         .4. Disclosure Documents. No information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to stockholders or, in the case of the Proxy Statement, at the time of the Target Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. This Agreement and all other documents executed in connection with this Agreement will comply as to form in all material respects with the requirements of all applicable laws, including the Securities Act and Exchange Act and the rules and regulations thereunder. Notwithstanding the preceding, no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference in any such documents based on information supplied by the Company for inclusion or incorporation by reference therein.

         .5. Financing. Parent has obtained a commitment from funding sources to provide funding for this transaction or has sufficient funds to complete the Merger, and at the Effective Time, Parent and Sub will have available all the funds necessary to purchase all the Target Common Stock pursuant to the Merger.



                                   ARTICLE V

                              Intentionally Deleted

                                   ARTICLE VI

                              Intentionally Deleted

                                  ARTICLE VII
                              Intentionally Deleted

                                  ARTICLE VIII
                               CONDUCT OF BUSINESS

..1. Covenants of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time (the "Pre-Closing Period"), Target agrees (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular, and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, to keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it.

Target shall promptly notify Parent of any material event or occurrence not in the ordinary course of business of Target. Except as set forth in Schedule 8.01, Target shall not, during the Pre-Closing Period, without the prior written consent of Parent (which consent may not be unreasonably withheld or delayed):

         (i) Accelerate, amend, or change the period of exercisability of options or restricted stock granted under any employee stock plan of such party or otherwise or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements or other agreements in effect as of the date of this Agreement;

         (ii) Declare or pay any dividends on or make any other distributions (whether in cash, stock, or property) in respect of any of its capital stock or split, combine, or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of capital stock of such party, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

         (iii) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association, or other business organization or division, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of such party;

         (iv) Sell, lease, license, or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Target;

         (v) (A) Increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees other than officers of Target in accordance with past practices, (B) increase or agree to increase the compensation payable or to become payable to officers of Target or grant any additional severance or termination pay to, or enter into any employment or severance agreements with such officers, (C) grant any severance or termination pay to, or enter into any employment or severance agreement with, any employee, except in accordance with past practices, (D) enter into any collective bargaining agreement, (E) establish, adopt, enter into, or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, or other plan, trust, fund, policy, or arrangement for the benefit of any directors, officers, or employees, or (F) establish any new executive employee position;

         (vi) Revalue any of its assets, including writing down the value of equipment or writing off notes or accounts receivable, other than revaluations in accordance with generally accepted accounting principles or in the ordinary course of business;

         (vii) Amend or propose to amend its charter documents or Bylaws, except as contemplated by this Agreement;

         (viii) Make any capital expenditure or commitment for which it is not contractually bound at the date hereof except (i) expenditures and commitments incurred in the ordinary course of the existing business of such party, and (ii) other capital expenditures and commitments not to exceed $175,000 in the aggregate;

         (ix) Take, or agree in writing or otherwise to take, any action which is reasonably likely to make any of Target's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time;

         (x) Transfer or license to any person or entity or otherwise extend, amend, or modify any rights to the Target Intellectual Property Rights, other than in the ordinary course of business consistent with past practices or pursuant to obligations entered into prior to the date hereof;

         (xi) Issue, deliver, or sell or authorize or propose the issuance, delivery, or sale of, or purchase or propose the purchase of, any shares of its capital stock or any Target Stock Rights, other than the grant of options to employees in a manner consistent with past practices and pursuant to currently existing stock option plans, the issuance of shares upon the exercise of options outstanding as of the date hereof, or pursuant to obligations entered into prior to the date hereof and disclosed on the Target Disclosure Schedule; or

         (xii) Incur, except pursuant to existing credit agreements, any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such Target's subsidiaries or guarantee any debt securities of others, or voluntarily prepay any outstanding indebtedness.

         .2. Cooperation. Subject to compliance with applicable law, from the date hereof until the Effective Time, Target shall confer on a regular and frequent basis with one or more representatives of Parent to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party and its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger, and the transactions contemplated hereby and thereby.



                                   ARTICLE IX

                       ADDITIONAL AGREEMENTS AND COVENANTS

         .1. No Solicitation by Target.

         (a) Target shall not directly or indirectly, and shall not authorize or permit any of its representatives directly or indirectly to:

                  (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Target Acquisition Proposal or take any action that could reasonably be expected to lead to a Target Acquisition Proposal,

                 (ii) furnish any information regarding Target to any Person in connection with or in response to a Target Acquisition Proposal or an inquiry or indication of interest that could lead to a Target Acquisition Proposal,

                 (iii) engage in discussions or negotiations with any Person with respect to any Target Acquisition Proposal,

                 (iv) approve, endorse or recommend any Target Acquisition Proposal or

                 (v) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Target Acquisition Transaction;

provided, however, that this Section 9.01(a) shall not prohibit:

                 (A) Target, or Target's Board of Directors, in response to any Target Acquisition Proposal, from requesting clarifications from any third party which makes a Target Acquisition Proposal, if such action is taken solely for the purpose of obtaining information reasonably necessary for the Target to ascertain whether such Target Acquisition Proposal is a Target Superior Offer;

                 (B) Target, or the Board of Directors of Target from furnishing nonpublic information regarding Target to, or entering into discussions or negotiations with, any Person in response to a Target Superior Offer that is submitted to Target by such Person (and not withdrawn) if:

                          (1) neither Target nor any of its representatives shall have violated any of the restrictions set forth in
                 Section 9.01 (b),

                          (2) the Board of  Directors of Target  determines,  in
                 good faith, based on the advice of its outside legal counsel, that failing to take such action would reasonably be expected to result in a breach of the fiduciary duties of the Board of Directors of Target to comply with its fiduciary obligations to Target's stockholders under applicable law,

                          (3) prior to furnishing any such nonpublic information
                 to, or entering into discussions or negotiations with, such Person, Target gives Parent written notice of the identity of such Person and of Target's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person, and Target receives from such Person an executed confidentiality and standstill agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person or any of such Person's representatives and containing customary restrictions on the purchase of Target stock by or on behalf of Target on terms no less favorable to Target than the Nondisclosure Agreement, and

                          (4) prior to furnishing any such nonpublic information
                 to such Person, Target furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by Target to Parent); or

                 (C) Target from complying with Rule 14D-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a Target Acquisition Proposal or from making any required disclosure to the Target's shareholders if, in the reasonable good faith judgment of the Target's Board of Directors, after consultation with outside counsel, failure so to disclose would be inconsistent with its disclosure obligations under applicable law..

         Without limiting the generality of the foregoing, Target acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any of its representatives, whether or not such representatives is purporting to act on behalf of Target, shall be deemed to constitute a breach of this Section 9.01 by Target.

         (b) Target shall promptly (and in no event later than 24 hours after receipt of any Target Acquisition Proposal, any inquiry or indication of interest that could lead to a Target Acquisition Proposal or any request for nonpublic information) advise Parent orally and in writing of any Target Acquisition Proposal, any inquiry or indication of interest that could lead to a Target Acquisition Proposal or any request for nonpublic information relating to Target (including the identity of the Person making or submitting such Target Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. Target shall keep Parent fully informed on a prompt basis with respect to the status of any such Target Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

         Target shall immediately cease and cause to be terminated any discussions or negotiations existing prior to the date hereof with any Person (other than Parent) that relate to any Target Acquisition Proposal, except as may be provided for in Section 9.01(a). Target agrees not to release any Person (other than Parent) from or waive any provision of any confidentiality, "standstill" or similar agreement to which it is a party and will use its best efforts to enforce each such agreement at the request of Parent.

         .2. Proxy Statement.

         (a) As promptly as practical after the execution of this Agreement, Target shall prepare and file with the SEC a proxy statement/prospectus to be sent to the stockholders of Target in connection with the Target Stockholders' Meeting (the "Proxy Statement"). Target shall make reasonable efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Target will cause the Proxy Statement to be mailed to the Target's stockholders as promptly as practicable. Target shall make all other necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder and Target shall use reasonable efforts to cause its respective Quarterly Reports on Form 10-Q for the quarter ended September 30, 2003 and any other the Securities Act or Exchange Act required filings to be filed within the time required by law.

         (b) Target shall take such action as may be necessary to ensure that the information supplied by Target for inclusion in the Proxy Statement shall not, 1) on the date the Proxy Statement is first mailed to stockholders of Target, 2) at the time of the Target Stockholders' Meeting and 3) at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Target or any of its Affiliates, officers, or directors should be discovered by Target which should be set forth in a supplement to the Proxy Statement, Target shall promptly so inform Parent.

         .3. Access to Information. Upon reasonable notice and to the extent permitted under applicable law (including anti-trust laws and regulations) and the provisions of agreements to which Target is a party, Target shall afford to the officers, employees, accountants, counsel, and other representatives of Parent, access, during normal business hours during the Pre-Closing Period, to all its properties, books, contracts, commitments, and records and, during such period, Target shall furnish promptly to Parent:

          (a) a copy of each report, schedule, registration statement, and other document filed or received by it during such period pursuant to the requirements of federal securities laws and

         (b) all other information concerning its business, properties, and personnel as Parent may reasonably request. Unless otherwise required by law, the parties will hold any such information which is non-public in confidence in accordance with the Nondisclosure Agreement and all applicable laws.

         No information or knowledge obtained in any investigation pursuant to this Section 9.03 shall affect or be deemed to modify a representation or warranty construed in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

         .4. Target Stockholders' Meetings.

         (a) Target shall take all action necessary under all applicable laws to call, give notice of and hold a meeting of the holders of Target Common Stock to vote on a proposal to adopt this Agreement (the "Target Stockholders' Meeting"). The Target Stockholders' Meeting shall be held no later than October 30, 2003. Target shall use its reasonable efforts to solicit from its stockholders proxies for the adoption of this Agreement consistent with the fiduciary duties of the Target's Board of Directors.

         (b) The Proxy Statement shall include a statement to the effect that the Board of Directors of Target recommends that Target's stockholders vote to adopt this Agreement at the Target Stockholders' Meeting (the recommendation of Target's Board of Directors that Target's stockholders vote to adopt this Agreement being referred to as the "Target Board Recommendation").

         .5. Legal Conditions to Merger.

         Each of Parent and Target will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger (which actions shall include filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them in connection with the Merger. Each of Parent and Target will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order, or approval of, or any exemption by, any Governmental Entity or other public third party, required to be obtained or made by Parent or Target in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

         .6. Payment of Taxes. Target shall pay prior to the Effective Time: (i) all Taxes required to be paid prior to that day, and (ii) shall withhold with respect to its employees all federal and state income taxes, FICA, FUTA, and other Taxes required to be withheld.

         .7. Affiliates. Within two weeks of the date of this Agreement, Target will provide Parent with a list of those persons who are, in Target's reasonable judgment, "affiliates" of Target within the meaning of Rule 145 (each such person who is an "affiliate" of Target within the meaning of Rule 145 is referred to as an "Affiliate") promulgated under the Securities Act ("Rule 145"). Target shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list and shall notify Parent in writing regarding any change in the identity of its Affiliates prior to the Closing Date.

         .8. Public Disclosure. Prior to the Closing, except where disclosure is otherwise required by applicable law, each party will use reasonable diligence to cause its employees, agents, accountants, legal counsel and other representatives to hold in strict confidence the fact of and terms and conditions of this Agreement and all matters relating thereto, and any information pertaining to the Target or Parent which is not otherwise publicly known and to not disclose the same to any person except only for such disclosure as is reasonably necessary to fulfill this transaction.

The parties hereto shall mutually work together to finalize the public announcement to be made simultaneously to key customers and the public in general regarding this proposed transaction.

         .9. Consents. Target shall use all reasonable efforts to obtain all necessary consents, waivers, and approvals under any of Target's material agreements, contracts, licenses, or leases in connection with the Merger.

         .10. Brokers or Finders. Each of Parent and Target represents, as to itself and its Affiliates, that no agent, broker, investment banker, financial advisor, or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except W. Capital Partners, whose fees and expenses will be paid by Target in accordance with Target's agreement with such firm (a copy of which has been delivered by Target to Parent or is attached hereto).

         .11. Employee Benefits; Employee Issues.

         (a) Parent agrees that all employees of Target who continue employment with Parent or the Continuing Corporation after the Effective Time ("Continuing Employees") shall be eligible to continue to participate in the Continuing Corporation's non-equity based Target Employee Plans. For all purposes under any replacement Target Employee Plans providing benefits to any Continuing Employee as of the Effective Time, each such Continuing Employee shall be credited with his or her years of service with Target and its subsidiaries before the Effective Time, to the same extent as such employee was entitled, before the Effective Time, to credit for such service under any similar Target Employee Plans for purposes of eligibility to participate, vesting and accruals (including vacation and sick leave accruals). In addition, (i) each employee shall be immediately eligible to participate, without any waiting time, in any and all replacement new Target Employee Plans to the extent coverage under such plan replaces coverage under a comparable Target Employee Plan in which such employee participated immediately before the Effective Time and (ii) for purposes of each Target Employee Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, Continuing Corporation shall cause all pre-existing condition exclusions of such plan to be waived for such employee and his or her covered dependents (other than limitations or waiting periods that are already in effect with respect to such employees and dependents and that have not been satisfied as of the Effective Time), and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Target Employee Plan ending on the date such employee's participation in the corresponding plan begins, to be taken into account under such new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new Target Employee Plan.

         (b) Notwithstanding the preceding, nothing in this Section 9.12 or elsewhere in this Agreement shall limit the right of Parent or the Continuing Corporation to amend or terminate any such Target Employee Plans at any time.

         (c) Parent will not, in connection with this Agreement or as an inducement to employment with the Continuing Corporation, offer compensation to the officers or directors of the Target that is more beneficial to the officers and directors of Target than their current Target compensation.

         (d) Nothing in this Section 9.11 or elsewhere in this Agreement, however, shall be construed to create a right in any employee to employment with Parent, the Continuing Corporation or any other subsidiary of Parent and, subject to any binding written agreement between an employee and Parent or the Continuing Corporation, the employment of each Continuing Employee shall be "at will" employment.

         .12. Exempt Disposition; No Affiliate. Prior to the Effective Time, the Board of Directors of Target shall approve the disposition of Target Common Stock in connection with the Merger by those directors and officers of Target subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such disposition to be an exempt disposition pursuant to SEC Rule 16b-3. Prior to the Effective Date, neither Parent nor Sub is or will become an "affiliate" of Target, as such term is defined under Rule 13e-3 of the Exchange Act (17 CFR sec. 240.13e-3).

         .13. Notification of Certain Matters. Target will give prompt notice to Parent upon discovery thereof, and Parent will give prompt notice to Target upon discovery thereof, of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause the failure of any of the conditions set forth in Article X, and (b) any material failure of Target or Parent, or any director, officer, employee, agent or representative thereof, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder.

         .14. Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement and further subject to the fiduciary duties of the Target's Board of Directors, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Continuing Corporation with full title to all properties, assets, rights, approvals, immunities, and franchises of the Affiliated corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         .15. Continuing Indemnification.

         (a) Parent shall guaranty the obligations of Target to indemnify its present and former directors and officers, to the extent of, and in accordance with, the Articles of Incorporation and Bylaws of Target as in effect on the date of this Agreement and Utah Law. Subject to Utah Law, Target's Bylaws relating to indemnification shall not be amended in a manner which adversely affects the rights of any party entitled to indemnification thereunder. With respect to any claim relating to an occurrence prior to the Effective Time, such guarantee shall be subordinate in all respects to the rights of Target and/or such indemnified person under any policy of insurance maintained by Target.

         (b) Target shall maintain directors and officers insurance with policy limits of no less than $10 million on customary terms and conditions to the Effective Time. At the Effective Time, Parent shall take all necessary steps to terminate such policy and substitute, without any lapse of coverage, a "tail" policy for a minimum of three years on commercially reasonable terms providing coverage for acts or omissions of Target's directors and officers occurring prior to the Effective Time.

         (c) The provisions of this Section 9.15 shall survive the consummation of the Merger and expressly are intended to benefit each of the indemnified parties under the Articles of Incorporation and Bylaws of Target.
Notwithstanding any other provision of this Agreement to the contrary, the provisions of this Section 9.15 shall continue in full force and effect after the Effective Time (without modification or amendment, except as required by applicable law) in accordance with their terms, to the fullest extent permitted by law, and shall be enforceable by such indemnified parties against the Parent and the Continuing Corporation.



                                   ARTICLE X

                              CONDITIONS TO MERGER

         .1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

         (a) Stockholder Approval. This Agreement shall have been adopted by the requisite vote of the stockholders of Target as may be required by law, by the rules of the SmallCap Market, and by any applicable provisions of Target's Articles of Incorporation or Bylaws.

         (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity seeking any of the foregoing be pending or threatened in writing; nor shall there be any action taken, or any statute, rule, regulation, or order enacted, entered, enforced, or deemed applicable to the Merger which makes the consummation of the Merger illegal.

         .2. Additional Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Parent and Sub:

         (a) Representations and Warranties. The representations and warranties of Target set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement; provided, however, that for the purposes of this paragraph, such representations and warranties shall be deemed to be accurate unless the failure or failures of such representations and warranties to be accurate, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on Target as of the Closing; it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded; and Parent shall have received a certificate signed on behalf of Target by the chief executive officer and the chief financial officer of Target to such effect.

         (b) Performance of Obligations of Target. Target shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Parent shall have received a certificate signed on behalf of Target by the chief executive officer and the chief financial officer of Target to such effect.

         (c) Material Adverse Effect. Since the date of this Agreement, there has not been a Material Adverse Effect on Target, which is continuing as of the Closing.

         (d) No Litigation. There shall not be pending any legal proceeding brought by a Governmental Entity and related to the transactions contemplated by this Agreement in which, in the reasonable judgment of Parent, there is a reasonable possibility of an outcome that would reasonably be expected to have a Material Adverse Effect on Target.

         (e) Employment Agreements. The key management of employees of Target shall have accepted employment with Target on terms substantially similar to their current terms of employment with the Company.

         (f) Debt Payoff. Target shall have paid a discounted amount to the Creditors to cancel the Debt as described in the Discounted Payoff Letter and Creditors shall have executed all releases attached to the Discounted Payoff Letter and delivered to Sub written evidence that Creditors have cancelled all debt pursuant to the terms of the Discounted Payoff Letter.

         (g) Noncompete/Nonsolicitation. Stockholder Dick Reinhold shall have entered a noncompete/nonsolicitation agreement with Sub in exchange for $10,000 restricting him for five years from competing with Target in its market states or soliciting Target employees to work with him.

         (h) Workers Compensation Tail Insurance. Target shall have purchased tail coverage on AIG paid loss retro policy (1993-1996).

         (i) Named Insured. Target shall have considered the feasibility of naming Parent and Sub as named insureds under Target's various applicable insurance policies.

         .3. Additional Conditions to Obligations of Target. The obligation of Target to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by
Target:

         (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement; provided, however, that for the purposes of this paragraph, such representations and warranties shall be deemed to be accurate unless the failure or failures of such representations and warranties to be accurate, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on Parent or Sub as of the Closing; it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded; and Target shall have received a certificate signed on behalf of Parent or Sub by the chief executive officer and the chief financial officer of Parent to such effect.

         (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.



                                   ARTICLE XI

                            TERMINATION AND AMENDMENT

         .1. Termination. This Agreement may be terminated at any time prior to the Closing Date, by written notice by the terminating party to the other party, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Target:

         (a) by mutual written consent of Parent and Target; or

         (b) by either Parent or Target if the Closing Date shall not have been occurred by November 1, 2003 (unless delayed by the Securities Exchange Commission review, in which case the date for Closing under this Section 11.01
(b) shall be extended one day for each day in excess of 10 days that the Securities Exchange Commission takes to review the Stock Transaction (but in no event later than December 1, 2003)) (the "Termination Date") (provided that the right to terminate this Agreement under this Section 11.01(b) shall not be available to a party to the extent that party's failure to fulfill any obligation under this Agreement has been the primary cause of or primarily resulted in the failure of the Merger to occur on or before such date); or

         (c) by either Parent or Target if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree, or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger; or

         (d) by either Parent or Target if (i) the Target Stockholders' Meeting (including any adjournments or postponements thereof) shall have been held and completed and the Target's stockholders shall have taken a final vote on a proposal to adopt this Agreement, and (ii) this Agreement shall not have been adopted at such meeting by the Required Target Stockholder Vote (and shall not have been adopted at any adjournment or postponement thereof); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 11.01(d) if the failure to obtain the Required Target Stockholder Vote is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party at or prior to the Effective Time; or

         (e) by Parent (at any time prior to the adoption of this Agreement by the Required Target Stockholder Vote) if a Target Triggering Event shall have occurred; or

         (f) by Parent if:

                 (i) Inaccuracies. Any of Target's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 10.02(a) would not be satisfied; or

                 (ii) Material Adverse Effects. (A) Target Disclosure Schedule contains any qualifications to the representations and warranties, either individually or in the aggregate, that would be reasonably determined by Parent or Sub to have a Material Adverse Effect on Target as of the Closing; provided that Parent and Sub shall provide Target notice of such determination in a reasonably timely manner after making such determination and in a good faith attempt to allow Target to cure the Material Adverse Effect or (B) there occurs a Material Adverse Effect such that the condition set forth in Section 10.02(c) would not be satisfied; or

                 (iii) Covenants. Any of Target's covenants contained in this Agreement shall have been breached such that the condition set forth in
         Section 10.02(b) would not be satisfied;

         provided, however, that, in the case of (i), (ii) and (iii) above, if an inaccuracy in Target's representations and warranties, a Material Adverse Effect or a breach of a covenant by Target is reasonably capable of being cured by Target prior to the Termination Date and Target is continuing to exercise its reasonable efforts to cure such inaccuracy, Material Adverse Effect or breach, then Parent may not terminate this Agreement under this Section 10.01(h) if such inaccuracy, Material Adverse Effect or breach is cured prior to the later of: 1) November 1, 2003 or 2) the third calendar day from the date on which Target received a written notice of such breach from Parent; or

         (g) by Target if :

                 (i) Inaccuracies. Any of Parent's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 10.03(a) would not be satisfied,

                 (ii) Covenants. Any of Parent's covenants contained in this Agreement shall have been breached such that the condition set forth in
         Section 10.03(b) would not be satisfied;

         provided, however, that, in the case of (i) or (ii) above, if an inaccuracy in Parent's representations and warranties or a breach of a covenant by Parent is reasonably capable of being cured by Parent prior to the Termination Date and Parent is continuing to exercise its reasonable efforts to cure such inaccuracy or breach, then Target may not terminate this Agreement under this Section 11.01(g) on account of such uncured inaccuracy or breach until the later of: 1) the November 1, 2003 or 2) the third calendar day from the date on which Parent received a written notice of such breach from Target; or

                 (iii) if the shareholders of Sub shall have failed to approve the Merger on or before the Closing Date, or

                 (iv) if at any time prior to the Closing Date, the Board of Directors of Target reasonably determines in good faith (after consultation with outside counsel) that it is necessary to terminate this Agreement in order to comply with its fiduciary duties to the Target's shareholders under applicable law.

         .2. Effect of Termination. In the event of termination of this Agreement as provided in Section 11.01, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Parent, Target, Sub or their respective officers, directors, stockholders, or Affiliates, except as set forth in Section 11.03; provided that (i) the provisions of Section 11.03 of this Agreement shall remain in full force and effect and survive any termination of this Agreement and (ii) the termination of this Agreement shall not relieve any party from any liability or damages for any willful breach of any provision contained in this Agreement.

         .3. Fees and Expenses.

         (a) Each Party Pays its Own Fees. Except as set forth in this Section 11.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

         (b) Breakup Fee. Target shall pay to Parent, in cash at the time specified below, a nonrefundable fee in the amount of $1,110,000 (the "Breakup Fee") if this Agreement is terminated under either Subsection (A) or (B) below:

                 (A) No Stockholder Approval. By Parent or Target pursuant to a failure to obtain the Target Stockholder's approval under the terms of
         Section 11.01(d), if:

                          (1) at or  prior  to the  time of such  termination  a
                 Target Acquisition Proposal shall have been publicly disclosed, announced or commenced, and

                          (2) such Target  Acquisition  Proposal  shall not have
                 been unconditionally and publicly withdrawn by the Person making such Target Acquisition Proposal at least five (5) business days prior to the date of the Target Stockholders' Meeting, and

                          (3) within nine months after such  termination  Target
                 consummates such Target Acquisition Transaction;

or

                 (B) Triggering Event. By Parent due to the occurrence of a Target Triggering Event under the terms of Section 11.01(e),

         In the case of  termination  of this  Agreement  by Target  pursuant to
         Section 11.01(d) (and the conditions set forth in clauses (A)(1) through (A)(4) of this Section 11.03(b)(A) are satisfied), then the Breakup Fee shall be paid by Target upon consummation of the Target Acquisition Transaction referred to in clause (A)(4) above.

         In the case of  termination  of this  Agreement  by Parent  pursuant to
         Section 11.01(e) (and the conditions set forth in (A)(1) through (A)(4) of this Section 11.03(b)(A) are satisfied), then the Breakup Fee shall be paid by Target within two business days after such termination.

         (c) Interest. Target acknowledges that the agreements contained in this
Section 11.03 are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if Target fails to pay in a timely manner the amounts due pursuant to this Section 11.03 and, in order to obtain such payment, Parent makes a claim that results in a judgment against Target for the amounts set forth in this Section 11.03, Target shall pay to Parent interest on the amounts set forth in this Section 11.03 at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

         (d) Other Damages.  Payment of the fees and interest  described in this
Section 11.03 shall not be in lieu of damages incurred in the event of willful breach of this Agreement.

         .4. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Target, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         .5. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.



                                  ARTICLE XII

                                  MISCELLANEOUS

         .1. Survival of Representations, Warranties, and Agreements. The representations, warranties, and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, including the Nondisclosure Agreement.

         .2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to Parent or Sub, to:

                  James Madden
                  Hire Calling, Inc.
                  720 E. Jackson Street
                  Medford, Oregon  97504

                  with a required copy to (which alone shall not constitute notice):

                  Foster Pepper & Shefelman PLLC
                  1111 Third Ave
                  Suite 3400
                  Seattle, Washington 98101
                  Attention:  Lucas D. Schenck.

         (b) if to Target, to:

                  SOS Staffing Services, Inc.
                  1415 South Main Street
                  Salt Lake City, UT 84115
                  Attention:  Chairman

                  with a required copy to (which alone shall not constitute notice):

                  LeBoeuf, Lamb, Greene & MacRae, LLP
                  136 South Main Street, Suite 1000
                  Salt Lake City, Utah  84111
                  Attn: Stephen M. Tumblin

         .3. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

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

         .4. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         .5. Entire Agreement, No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as specifically provided herein are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         .6. Governing Law. EXCEPT TO THE EXTENT THAT UTAH LAW EXPRESSLY GOVERNS THE MERGER, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF
LAW. In the event of any claim being made under this Agreement, the parties agree that, in no event shall punitive or exemplary damages or attorney's fees be awardable and hereby agree not to assert and hereby waive any and all right to claim such damages or awards.

         .7. Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

         .8. Definitions. For purposes of this Agreement, the following terms shall have the respective meaning set forth below:

         "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         "Intellectual Property Assets" means:

         (A) patents, patent applications, patent rights, and inventions and discoveries and invention disclosures (whether or not patented) (collectively, "Patents");

         (B) all trade names, trade dress, logos, packaging design, slogans, Internet domain names, registered and unregistered trademarks and service marks and applications therefor (collectively, "Marks");

         (C) copyrights in both published and unpublished works, including without limitation all compilations, databases and computer programs, and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above (collectively, "Copyrights");

         (D) know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, prototypes, techniques, beta testing procedures and beta testing results (collectively, "Trade Secrets");

         (E) goodwill, franchises, licenses, technical information and claims of infringement against third parties; and

         (F) customer lists and telephone numbers, business strategies, outside analyst's plans and reports, outlooks, forecasts and other similar documents.

         "knowledge of a corporation" shall mean actual knowledge of any one or more of its executive officers employed by Target as of the date of this Agreement.

         "Material Adverse Effect." An event will be deemed to have a "Material Adverse Effect" on Target if such event has had or would reasonably be expected to have or give rise to a material adverse effect on:

         (i)  the  business,  condition,  assets,  liabilities,   operations  or
financial performance of Target, or

         (ii) the ability of Target to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement prior to the Termination Date;

         (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Continuing Corporation;

provided however, that in no event shall any of the following, in and of themselves, constitute a Material Adverse Effect on Target:

         (A) any change in the business, condition, capitalization, assets, liabilities, operations or financial performance of Target caused by, related to or resulting from, directly or indirectly, the transactions contemplated by this Agreement or the announcement thereof,

         (B) any failure by Target to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or which revenues or earnings are released) unless the reason for such failure is, in and of itself, a Material Adverse Effect as determined without regard to this clause
(B),

         (C) any adverse change, effect or occurrence attributable to the U.S. economy as a whole or the industries in which Target competes, including the temporary staffing industry,

         (D) any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof.

         "Nondisclosure Agreement" shall mean the Nondisclosure Agreement dated August 20, 2003 between Hire Calling, Inc. and Target and the Confidentiality Agreement dated September 3, 2003 between Hire Calling, Inc. and Target.

         "Oregon Law" shall mean the Oregon General Corporation Law.

         "Person" shall mean any individual, Entity or Governmental Entity.

         "Proxy Statement" shall have the meaning set forth in Section 9.02(a) of this Agreement.

         "Required Target  Stockholder Vote" shall have the meaning set forth in
Section 3.03(d) of this Agreement.

         "Target Acquisition Proposal" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Parent) contemplating or otherwise relating to any Target Acquisition Transaction.

         "Target Acquisition Transaction" shall mean any transaction or series of transactions involving: (i) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which
(1) Target is a constituent corporation, (2) a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of Target, or (3) Target issues securities representing more than 20% of the outstanding securities of any class of voting securities of Target; (ii) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights that constitute or account for 20% or more of the consolidated net revenues, net income or assets of Target; or (iii) any liquidation or dissolution of Target.

         "Target Board Recommendation" is defined in Section 9.04(b).

         "Target Common Stock" shall have the meaning set forth in Section 3.02(a) of this Agreement.

         "Target Intellectual Property Assets" means all Intellectual Property Assets owned by Target, used in the business of Target as it is presently or presently proposed to be conducted or otherwise necessary for the conduct of the Target operations in the jurisdictions in which Target is presently operating. "Target Intellectual Property Assets" includes, without limitation, the intellectual property related to the names: "SOS Staffing", "Inteliant", "Tops Staffing" and "SOS Staffing Services", "Experience. The Difference", "Uniting Talent With Opportunity" and the three crescents mark.

         "Target Nondisclosure Contracts" means all nondisclosure or confidentiality agreements entered into between Target and any Person in connection with disclosures by Target relating to the Target operations or the Target Intellectual Property Assets.

         "Target Services" means any service being designed, developed, tested, marketed or sold by Target.

         "Target  Stockholders'  Meeting"  shall have the  meaning  set forth in
Section 9.04(a) of this Agreement.

         "Target Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party (other than Parent) for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction on terms that the Board of Directors of Target determines, in its reasonable judgment, after consultation with an independent financial advisor, to be more favorable to Target's stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Target Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed or is not reasonably capable of being obtained by such third party on a timely basis.

         "Target Triggering Event" shall be deemed to have occurred if:

         (i) the Board of Directors of Target shall have failed to recommend that Target's stockholders vote to adopt this Agreement, or shall for any reason have withdrawn or shall have modified in a manner adverse to Parent the Target Board Recommendation;

         (ii) Target shall have failed to include in the Proxy Statement the Target Board Recommendation,

         (iii) the Board of Directors of Target fails to reaffirm the Target Board Recommendation, or fails to reaffirm its determination that this Agreement and the Merger are in the best interests of Target's stockholders, within five business days after Parent requests in writing that such recommendation or determination be reaffirmed;

         (iv) the Board of Directors of Target shall have approved, endorsed or recommended any Target Acquisition Proposal;

         (v) Target shall have entered into any letter of intent or similar document or any contract relating to any Target Acquisition Proposal;

         (vi) Target shall have failed to hold the Target Stockholders' Meeting before the Termination Date (unless such failure is due to the SEC taking more than 30 days in total in its time to review the Merger);

         (vii) a tender or exchange offer relating to securities of Target shall have been commenced and Target shall not have sent to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that Target recommends rejection of such tender or exchange offer, it being understood that taking no position or indicating its inability to take a position does not constitute recommending a rejection of such tender or exchange offer by Target; or

         (viii) a Target Acquisition Proposal is publicly announced, and Target:
(A) fails to issue a press release announcing its opposition to such Target Acquisition Proposal within seven business days after such Target Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Target Acquisition Proposal.

         "Utah Law" means the Utah Code Annotated.

         IN WITNESS WHEREOF, Parent, Sub, and Target have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                       Hire Calling Holding Company, Inc.

                                       By: /s/ R.L. Wendt
                                           -------------------------------------
                                               R.L. Wendt
                                               Its: Chairman


                                       Hire Calling Acquisitions, Inc.

                                       By: /s/ R.L. Wendt
                                           -------------------------------------
                                               R.L. Wendt
                                               Its: Chairman

                                       SOS Staffing Services, Inc.

                                       By: /s/ JoAnn Wagner
                                           -------------------------------------
                                               JoAnn Wagner
                                               Its: Chairman





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